UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2024

ARCTURUS THERAPEUTICS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38942	32-0595345
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10628 Science Center Drive, Suite 250

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 900-2660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARCT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Arcturus Therapeutics Holdings Inc. (the “Company” or “Arcturus”) is filing this Amendment No. 1 on Form 8-K/A to amend certain statements made in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2024, as described further in Item 2.02 below.

Item 2.02. Results of Operations and Financial Condition

On March 7, 2024, the Company issued a press release announcing its financial results for fiscal year ended December 31, 2023 (the “Press Release”).

Subsequent to the issuance of this Press Release, and during the completion of the Company’s fiscal year-end audit, non-cash revenue adjustments were made resulting in a change to the final financial statements for the fourth quarter and fiscal year 2023. As it relates to the Consolidated Statement of Operations and Comprehensive Income (Loss), the changes affected the fiscal fourth quarter only and resulted in a decrease in collaboration revenue from $160.9 million to $157.7 million for the fiscal year-end and $28.2 million to $25.0 for the fiscal fourth quarter 2023. This $3.2 million adjustment resulted in an updated net loss of $29.7 million, or $1.12 per share, and $11.7 million, or $0.44 per share, for the fiscal year end and fourth quarter end 2023, respectively.

The Consolidated Balance Sheet as of fiscal year end December 31, 2023 was adjusted to reflect an increase in deferred revenue by $3.2 million offset by a decease to stockholders’ equity. The Company’s cash, cash equivalents, and restricted cash at December 31, 2023, and its statement in the Press Release regarding its cash runway expectations, are not affected by these adjustments.

The Company’s Annual Report on the Form 10-K for fiscal year ended December 31, 2023 has been filed with the SEC on March [14], 2023.

In accordance with General Instructions B.2 of Form 8-K, the information included in Item 2.02 of this Current Report on Form 8-K/A shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K/A and the Press Release contain forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this Current Report on Form 8-K/A and the Press Release, are forward-looking statements, including those regarding cash and cash runway, strategy, future operations, the likelihood of success of the Company’s pipeline (including ARCT-032 and ARCT-810) and partnered programs (including the COVID-19 and flu programs partnered with CSL Seqirus), the likelihood that preclinical or clinical data will be predictive of future clinical results, including that the results from Kostaive® (or ARCT-154) will be predictive of results for updated versions of the vaccine, the potential commercial launch of Kostaive®, the continued advancement ARCT-032 or its potential as a treatment for any of the CF population, the continued advancement of ARCT-810, the anticipated timing and sharing of clinical data including for the Company’s ARCT-810 Phase 2 study and the ARCT-032 Phase 1b study, the continued efforts for our vaccine discovery programs for lyme disease or gonorrhea, the potential of the Company’s platform technology to be meaningfully differentiated from other technologies, the continued progress of the LUNAR-FLU program, the ability to enroll participants in clinical studies including the Company’s ARCT-810 and ARCT-032 programs, the likelihood and timing of commercial activities for the Company’s LUNAR-COVID program, the likelihood that a patent will issue from any patent application, the likelihood or timing of collection of accounts receivables including expected payments from CSL, its current cash position and expected cash burn and runway, and the impact of general business and economic conditions. Arcturus may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing and you should not place undue reliance on such forward-looking statements. These statements are only current predictions or expectations, and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements, including those discussed under the heading "Risk Factors" in Arcturus’ most recent Annual Report on Form 10-K, and in subsequent filings with, or submissions to, the SEC, which are available on the SEC’s website at www.sec.gov. Except as otherwise required by law, Arcturus disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events or circumstances or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
104	Cover Page to this Current Report on Form 8-K in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcturus Therapeutics Holdings Inc.
Date: March 14, 2024
	By:	/s/ Joseph E. Payne
	Name:	Joseph E. Payne
	Title:	Chief Executive Officer